UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32085	36-4392754
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Merchandise Mart Plaza Suite 2024 Chicago Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-866-358-6869

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Allscripts Healthcare Solutions, Inc. (“Allscripts” or the “Company”) took certain actions with respect to the compensation of the executive officers listed in the table below (the “Officers”). The Committee: (i) approved a new base salary for each of the Officers to be effective as of February 15, 2008; (ii) maintained the target annual bonus opportunity under the Company’s Executive Management Bonus Plan at 50% of annual base salary, consistent with the prior year’s bonus target with the exception of Laurie McGraw who had a 40% bonus target in 2007, and (iii) granted restricted stock awards under the Allscripts’ Amended and Restated Stock Incentive Plan to each of the Officers, which awards will vest in equal parts annually over a four-year period.

The base salary, bonus opportunity and restricted stock grant value approved by the Committee for each of the Officers are as follows:

Name and Title	2007 Base Salary		Base Salary Effective February 15, 2008	2008 Target Bonus Opportunity as % of Base Salary	Restricted Stock Award ($)
Glen E. Tullman, Chairman and Chief Executive Officer	$475,000		$700,000	50%	$2,000,000

Lee A. Shapiro President	400,000		475,000	50	750,000

William J. Davis, Chief Financial Officer	400,000		420,000	50	500,000

Benjamin Bulkley, Chief Operating Officer	400,000		420,000	50	750,000

Laurie A.S. McGraw President, Clinical Solutions Group	290,000		325,000	50	500,000

Jeff Surges President, Hospital Services Group	N/A	(1)	325,000	50	500,000

(1)	Mr. Surges joined the Company on December 31, 2007 in conjunction with the ECIN acquisition.

The Committee determined the above amendments to the Officers’ compensation arrangements based on a number of considerations, including an analysis of compensation arrangements at a number of comparable healthcare software and general software companies, the Company’s year-over-year performance in revenue growth and earnings as compared to prior years and that of other comparable companies, the relative complexity of the business challenges faced by management and the environment in which the Company competes, the absence of equity grants to many of the Officers over the prior 18 months and the desirability of using equity grants to further align the interests of management with the stockholders of the Company. The compensation studies which the Committee relied upon were prepared by an outside party. Further discussion of the Committee’s compensation determinations will be included as part of the Committee’s Compensation Discussion and Analysis to be included in Allscripts’ proxy statement for its 2008 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2008	ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

	By:	/s/ Glen Tullman
Glen Tullman
Chief Executive Officer